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                                                                      EX-99.d.17

                                               FORM OF AMENDMENT #1 TO EXHIBIT A

                                    EXHIBIT A

                        SERIES SUBJECT TO THIS AGREEMENT

                  UBS High Yield Relationship Fund
                  UBS Defensive High Yield Relationship Fund




   This Amendment has been agreed to as of this 8th day of April, 2002 by the undersigned.

UBS RELATIONSHIP FUNDS

                  By:
                         ---------------------------------------
                         Brian M. Storms

                  Title: President
                         ---------------------------------------


UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

                  By:
                         ---------------------------------------
                         Benjamin F. Lenhardt, Jr.

                  Title: President and CEO
                         ---------------------------------------


UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

                  By:
                         ---------------------------------------
                         Mark F. Kemper

                  Title: Secretary
                         ---------------------------------------


UBS GLOBAL ASSET MANAGEMENT (NEW YORK) INC.

                  By:
                         ---------------------------------------


                  Title:
                         ---------------------------------------